Exhibit 99.1

HCC INSURANCE HOLDINGS REPORTS EARNINGS
FOR THE THIRD QUARTER AND
FIRST NINE MONTHS OF 2010 AND
INTRODUCES REPORTING SEGMENT CHANGES
HOUSTON (November 2, 2010) . . .
HCC Insurance Holdings, Inc. (NYSE: HCC) today released results for its third quarter ended
September 30, 2010.
Net earnings for the third quarter of 2010 were $93.1 million, compared with $94.3 million during the third quarter of 2009. Net earnings per diluted share were $0.81 for the third quarter of 2010, compared to $0.83 for the same quarter of 2009. Net earnings for the first nine months of 2010 were $247.8 million, or $2.15 per diluted share, versus $269.1 million, or $2.37 per diluted share, for the first nine months of the previous year.
During the third quarter of 2010, the Company repurchased 407,166 shares of common stock at an average price of $25.10 per share. For the first nine months of 2010, the Company repurchased 457,316 shares of common stock at an average price of $25.02 per share. The Company has $289.0 million remaining under its $300 million share buyback authorization.
The GAAP combined ratio for the third quarter of 2010 was 82.1%, compared to 81.3% for the same quarter of 2009, and 85.3% in the first nine months of 2010, compared to 83.4% in the corresponding period of 2009.
The accident year combined ratio was 82.2% for the third quarter of 2010 and 85.1% for the first nine months of 2010, compared to 86.2% and 85.8% for the same periods in 2009, respectively. The accident year combined ratio for the first nine months of 2010 includes 1.0 percentage point for catastrophes. Book value per share increased to $28.95 at September 30, 2010, compared to $26.58 at December 31, 2009. The Company’s annualized return on average equity for the third quarter of 2010 was 11.4%.
For the third quarter of 2010, the gross written premium of HCC’s insurance company subsidiaries increased 3% to $640.7 million, compared to $620.4 million for the same quarter of 2009. Net written premium increased to $494.4 million in 2010, compared with net written premium of $493.3 million in 2009. Net earned premium decreased to $516.2 million for the third quarter of 2010, compared to $520.1 million for the same quarter of 2009. During the first nine months of 2010, gross written premium increased 3% to $2.0 billion, and net written premium and net earned premium increased slightly to

$1.5 billion, compared to the first nine months of 2009.
“We continue to be pleased with our 2010 performance. The third quarter was another solid quarter in a continuing difficult environment. Our premium volume and loss and expense ratios are a reflection of our strategy of building a diverse portfolio of specialty businesses,” said John N. Molbeck, Jr., HCC President and Chief Executive Officer.
During the third quarter of 2010, HCC had net favorable prior year reserve development of $0.9 million, compared to $25.4 million for the same period in 2009. For the first nine months of 2010, the Company recorded $1.3 million of net adverse prior year reserve development, compared to net favorable prior year reserve development of $36.6 million for the same period in 2009.
Investment income increased during the third quarter of 2010 to $51.1 million, compared to $48.1 million a year earlier, reflecting an increased amount of invested assets. On a year-to-date basis, investment income increased to $150.6 million in 2010 from $141.7 million in 2009. The Company’s fixed income investments increased 10% from September 30, 2009 to $5.4 billion at September 30, 2010. As of September 30, 2010, HCC’s fixed income securities portfolio had an average rating of AA+, an average duration of 4.6 years and an average tax equivalent yield of 4.9%.
The Company’s liquidity position remains strong and its shareholders’ equity was $3.3 billion at September 30, 2010. The Company held $572.3 million of cash and short-term investments at the end of the quarter. HCC has a $575.0 million revolving loan facility with $556.6 million of available capacity at September 30, 2010. The Company generated $175.3 million and $314.6 million of cash flow from operating activities in the third quarter and first nine months of 2010, respectively, compared to $155.4 million and $417.5 million for the same periods in 2009.
As of September 30, 2010, total investments were $5.8 billion, total assets were $9.3 billion, and the Company’s debt to total capital ratio was 8.2%.
The Company also announced its new reporting segment structure, which was completed during the third quarter of 2010. The new segments are the result of the reorganization of the Company’s management structure around its key lines of business. Beginning this quarter, the Company will report results in these six segments, each of which reports to an executive responsible for that segment’s results:
•	U.S. Property & Casualty
•	Professional Liability
•	Accident & Health
•	U.S. Surety & Credit
•	International
•	Investing
The first five segments report the results of HCC’s insurance underwriting businesses,

2

including its underwriting agencies that produce the business. Segment results will be measured based on pretax underwriting profit. The consolidated investment portfolio, its related net investment income and any net realized investment gains and losses will be included in the Investing segment. Previously, HCC reported its results in the Insurance Company, Agency, and Other Operations segments. Prior period information has been adjusted to reflect the new reporting segment structure.
Included in the portfolio of products for each insurance segment are the following key products:
•	U.S. Property & Casualty — aviation, small account errors and omissions liability, public risk, employment practices liability, title, residual value, disability, kidnap and ransom, contingency and brown water marine written in the United States.
•	Professional Liability — directors’ and officers’ liability, large account errors and omissions liability, diversified financial products and fidelity written in the United States and internationally.
•	Accident & Health — medical stop-loss, short-term domestic and international medical, HMO reinsurance and medical excess written in the United States.
•	U.S. Surety & Credit — contract, commercial, court and bail bonds written in the United States and credit insurance managed in the United States.
•	International — energy, property treaty, liability, surety, credit, property, ocean marine, accident and health and other smaller product lines written outside the United States.
The Company’s remaining operations will be reported in a Corporate & Other category, which includes corporate operating expenses not allocable to the segments, interest expense on long-term debt, and underwriting results of our Exited Lines. The Exited Lines are six lines of business that HCC no longer writes and does not expect to write in the future, and include: 1) accident and health business managed by our underwriting agency, LDG Reinsurance, 2) workers’ compensation, 3) provider excess, 4) Spanish medical malpractice, 5) U.K. motor and 6) film completion bonds.
In connection with the new segments, HCC changed the presentation of its consolidated income statement to better represent its current operations. Previously, HCC presented reinsurance ceding commissions that exceeded policy acquisition costs as a component of fee and commission income, within total revenue. HCC now presents all ceding commissions as an offset to policy acquisition costs, within total expense. Any remaining fee and commission income is now classified as a component of other operating income, within total revenue.
Finally, HCC has also changed the definition of its consolidated expense ratio for all periods presented. The expense ratio is calculated as the sum of other expense

3

(excluding loss and loss adjustment expense) for each of the insurance segments, divided by the sum of total revenue for each of the insurance segments. The expense ratio excludes investment income and activity included in Corporate & Other.
For further information about HCC’s results, the supplemental financial schedules are accessible on the Company’s website at http://www.hcc.com, as well as directly in the Investor Relations section of HCC’s website at http://ir.hcc.com.
(Note: If clicking on the above links does not open in a new web page, please cut and paste the above URLs into your browser’s address bar.)
HCC will hold an open conference call beginning at 8:00 a.m. Central Daylight Time on Wednesday, November 3, 2010. To participate, the number for domestic calls is (800) 374-0290 and the number for international calls is (706) 634-0161. In addition, there will be a live webcast available on a listen-only basis that can be accessed through the HCC website at www.hcc.com. The webcast replay will be archived in the Investor Relations section of the HCC website through Friday, February 25, 2011.
Headquartered in Houston, Texas, HCC Insurance Holdings, Inc. is a leading international specialty insurance group with offices across the United States and in the United Kingdom, Spain and Ireland. As of September 30, 2010, HCC had assets of $9.3 billion and shareholders’ equity of $3.3 billion. HCC’s major domestic and international insurance companies have a financial strength rating of “AA (Very Strong)” from Standard & Poor’s Corporation. HCC’s major domestic insurance companies have a financial strength rating of “AA (Very Strong)” from Fitch Ratings, “A1 (Good Security)” from Moody’s Investors Service, Inc., and “A+ (Superior)” by A.M. Best Company, Inc.
For more information, visit our website at www.hcc.com.

Contact:	Jonathan Lee, HCC Director of Investor Relations
Telephone: (713) 996-1156
Forward-looking statements contained in this press release are made under “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. The types of risks and uncertainties which may affect the Company are set forth in its periodic reports filed with the Securities and Exchange Commission.
* * * *

4

HCC Insurance Holdings, Inc. and Subsidiaries
Financial Highlights
(Unaudited, in thousands except per share data)

	Nine months ended		Three months ended
	September 30,		September 30,
	2010	2009	2010	2009

Gross written premium	$1,954,730	$1,904,086	$640,656	$620,382

Net written premium	1,539,491	1,527,889	494,438	493,287

Net earned premium	1,532,138	1,524,425	516,166	520,059

Net investment income	150,603	141,740	51,137	48,111

Other operating income (a)	35,035	69,765	7,888	12,166

Total revenue (a)	1,725,373	1,735,503	575,948	580,875

Net earnings	247,797	269,076	93,063	94,321

Earnings per share (diluted)	$2.15	$2.37	$0.81	$0.83

Weighted-average shares outstanding (millions)	114.1	112.9	114.2	112.9

GAAP net loss ratio	60.2%	59.8%	57.6%	58.4%

GAAP combined ratio (a)	85.3%	83.4%	82.1%	81.3%

Paid loss ratio	57.0%	55.0%	58.0%	60.2%

	September 30,	December 31,
	2010	2009

Total investments	$5,835,049	$5,456,229

Total assets	9,293,895	8,834,391

Shareholders’ equity	3,337,102	3,031,183

Debt to total capital ratio	8.2%	9.0%

Book value per share	$28.95	$26.58

(a)	2009 amounts changed to be consistent with 2010 presentation.

HCC Insurance Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets
(Unaudited, in thousands)

	September 30,	December 31,
	2010	2009
ASSETS

Investments:
Fixed income securities — available for sale, at fair value	$5,166,709	$4,538,073
Fixed income securities — held to maturity, at amortized cost	193,841	102,792
Short-term investments	474,066	810,673
Other investments	433	4,691

Total investments	5,835,049	5,456,229

Cash	98,213	129,460
Restricted cash and cash investments	157,677	146,133
Premium, claims and other receivables	658,670	600,332
Reinsurance recoverables	1,042,650	1,016,411
Ceded unearned premium	283,529	270,436
Ceded life and annuity benefits	58,985	61,313
Deferred policy acquisition costs	219,062	208,463
Goodwill	821,700	822,006
Other assets	118,360	123,608

Total assets	$9,293,895	$8,834,391

LIABILITIES

Loss and loss adjustment expense payable	$3,555,505	$3,492,309
Life and annuity policy benefits	58,985	61,313
Reinsurance balances payable	202,202	182,661
Unearned premium	1,069,594	1,044,747
Deferred ceding commissions	72,714	71,595
Premium and claims payable	142,445	154,596
Notes payable	298,598	298,483
Accounts payable and accrued liabilities	556,750	497,504

Total liabilities	5,956,793	5,803,208

SHAREHOLDERS’ EQUITY

Common stock	120,398	118,724
Additional paid-in capital	940,745	914,339
Retained earnings	2,177,266	1,977,254
Accumulated other comprehensive income	208,936	119,665
Treasury stock	(110,243)	(98,799)

Total shareholders’ equity	3,337,102	3,031,183

Total liabilities and shareholders’ equity	$9,293,895	$8,834,391

HCC Insurance Holdings, Inc. and Subsidiaries
Consolidated Statements of Earnings
(Unaudited, in thousands except per share data)

	Nine months ended		Three months ended
	September 30,		September 30,
	2010	2009	2010	2009

REVENUE

Net earned premium	$1,532,138	$1,524,425	$516,166	$520,059
Net investment income	150,603	141,740	51,137	48,111
Other operating income (a)	35,035	69,765	7,888	12,166
Net realized investment gain	7,897	4,852	1,057	864
Other-than-temporary impairment loss
Total loss	(316)	(6,089)	(316)	(380)
Portion recognized in equity, before tax	16	810	16	55

Net loss recognized in earnings	(300)	(5,279)	(300)	(325)

Total revenue (a)	1,725,373	1,735,503	575,948	580,875

EXPENSE

Loss and loss adjustment expense, net	922,645	911,944	297,138	303,808
Policy acquisition costs, net (a)	242,078	223,186	80,748	71,492
Other operating expense	189,953	195,509	60,770	64,985
Interest expense	15,907	11,816	5,280	3,549

Total expense	1,370,583	1,342,455	443,936	443,834

Earnings before income tax expense	354,790	393,048	132,012	137,041
Income tax expense	106,993	123,972	38,949	42,720

Net earnings	$247,797	$269,076	$93,063	$94,321

Basic earnings per share data:
Net earnings per share	$2.15	$2.39	$0.81	$0.84

Weighted-average shares outstanding (millions)	113.9	112.2	114.0	111.9

Diluted earnings per share data:
Net earnings per share	$2.15	$2.37	$0.81	$0.83

Weighted-average shares outstanding (millions)	114.1	112.9	114.2	112.9

Cash dividends declared, per share	$0.415	$0.385	$0.145	$0.135

(a)	2009 amounts changed to be consistent with 2010 presentation.

HCC Insurance Holdings, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Nine months ended
	September 30,
	2010	2009
Operating activities
Net earnings	$247,797	$269,076
Adjustments to reconcile net earnings to net cash provided by operating activities:
Change in premium, claims and other receivables	(36,040)	36,443
Change in reinsurance recoverables	(32,474)	14,853
Change in ceded unearned premium	(15,368)	(25,093)
Change in loss and loss adjustment expense payable	76,829	51,519
Change in reinsurance balances payable	21,435	24,548
Change in unearned premium	30,471	39,441
Change in premium and claims payable, net of restricted cash	(9,934)	(63,727)
Change in accounts payable and accrued liabilities	12,593	22,132
Stock-based compensation expense	9,441	12,472
Depreciation and amortization expense	12,894	11,796
Gain on investments	(8,086)	(3,152)
Other, net	5,073	27,238

Cash provided by operating activities	314,631	417,546

Investing activities
Sales of available for sale fixed income securities	132,897	337,615
Maturity or call of available for sale fixed income securities	458,495	260,839
Maturity or call of held to maturity fixed income securities	25,187	86,190
Cost of available for sale fixed income securities acquired	(1,048,010)	(1,020,506)
Cost of held to maturity fixed income securities acquired	(115,215)	(59,677)
Change in short-term investments	328,951	(91,617)
Proceeds from sales of strategic and other investments	4,577	114,940
Payments for purchase of businesses, net of cash received	(36,348)	(37,995)
Proceeds from sale of subsidiaries	15,278	6,188
Other, net	(6,755)	(13,109)

Cash used by investing activities	(240,943)	(417,132)

Financing activities
Advances on line of credit	—	115,000
Payments on line of credit	—	(15,032)
Payments on convertible notes	(64,472)	—
Sale of common stock	18,639	9,423
Purchase of common stock	(11,444)	(35,464)
Dividends paid	(46,532)	(42,244)
Other, net	(1,126)	(2,570)

Cash provided (used) by financing activities	(104,935)	29,113

Net increase (decrease) in cash	(31,247)	29,527
Cash at beginning of year	129,460	27,347

Cash at end of period	$98,213	$56,874

HCC Insurance Holdings, Inc. and Subsidiaries
Gross Written Premium
(Unaudited, in thousands)

	Nine months ended September 30,			Three months ended September 30,
	2010	2009	Change	2010	2009	Change

U.S. Property & Casualty
Aviation	$121,600	$133,913	(9)%	$44,692	$50,162	(11)%
E&O	63,316	84,118	(25)	19,018	26,760	(29)
Public Risk	50,397	52,071	(3)	15,706	16,194	(3)
Other	179,826	205,243	(12)	66,594	66,382	—

	415,139	475,345	(13)	146,010	159,498	(8)

Professional Liability
U.S. D&O	267,302	289,226	(8)	98,813	103,324	(4)
International D&O	69,926	67,612	3	20,554	23,409	(12)
Other	77,208	78,983	(2)	25,553	24,709	3

	414,436	435,821	(5)	144,920	151,442	(4)

Accident & Health
Medical Stop-loss	488,256	473,273	3	164,698	157,429	5
Other	79,529	77,652	2	29,679	27,994	6

	567,785	550,925	3	194,377	185,423	5

U.S. Surety & Credit
Surety	132,137	114,668	15	43,437	41,916	4
Credit	41,005	33,776	21	12,535	10,189	23

	173,142	148,444	17	55,972	52,105	7

International
Energy	97,053	92,277	5	16,731	14,645	14
Property Treaty	71,404	—	nm	16,309	—	nm
Liability	68,501	66,466	3	19,464	20,795	(6)
Surety & Credit	57,019	55,149	3	16,774	15,574	8
Other	87,998	56,032	57	29,919	13,878	116

	381,975	269,924	42	99,197	64,892	53

Exited Lines	2,253	23,627	nm	180	7,022	nm

Totals	$1,954,730	$1,904,086	3%	$640,656	$620,382	3%

nm — Not meaningful comparison

HCC Insurance Holdings, Inc. and Subsidiaries
Net Written Premium
(Unaudited, in thousands)

	Nine months ended September 30,			Three months ended September 30,
	2010	2009	Change	2010	2009	Change

U.S. Property & Casualty
Aviation	$84,097	$95,655	(12)%	$30,347	$34,779	(13)%
E&O	63,256	84,055	(25)	19,019	26,759	(29)
Public Risk	36,635	39,647	(8)	12,985	11,796	10
Other	63,729	80,578	(21)	21,899	23,887	(8)

	247,717	299,935	(17)	84,250	97,221	(13)

Professional Liability
U.S. D&O	198,043	219,377	(10)	73,037	79,541	(8)
International D&O	28,074	37,187	(25)	8,260	12,486	(34)
Other	51,839	53,399	(3)	17,834	15,700	14

	277,956	309,963	(10)	99,131	107,727	(8)

Accident & Health
Medical Stop-loss	488,256	473,271	3	164,698	157,429	5
Other	79,264	77,292	3	29,603	27,855	6

	567,520	550,563	3	194,301	185,284	5

U.S. Surety & Credit
Surety	127,348	110,502	15	42,038	40,026	5
Credit	32,278	29,213	10	10,029	7,895	27

	159,626	139,715	14	52,067	47,921	9

International
Energy	51,716	50,268	3	4,251	2,551	67
Property Treaty	61,994	—	nm	12,948	—	nm
Liability	63,410	59,641	6	17,663	19,603	(10)
Surety & Credit	51,278	49,953	3	14,605	14,818	(1)
Other	57,365	45,188	27	15,177	11,304	34

	285,763	205,050	39	64,644	48,276	34

Exited Lines	909	22,663	nm	45	6,858	nm

Totals	$1,539,491	$1,527,889	1%	$494,438	$493,287	—%

nm — Not meaningful comparison

HCC Insurance Holdings, Inc. and Subsidiaries
Net Earned Premium
(Unaudited, in thousands)

	Nine months ended September 30,			Three months ended September 30,
	2010	2009	Change	2010	2009	Change

U.S. Property & Casualty
Aviation	$87,248	$98,514	(11)%	$28,950	$33,053	(12)%
E&O	74,079	90,468	(18)	23,013	29,604	(22)
Public Risk	34,526	28,853	20	11,600	11,045	5
Other	62,574	71,360	(12)	21,239	20,751	2

	258,427	289,195	(11)	84,802	94,453	(10)

Professional Liability
U.S. D&O	229,034	225,412	2	73,835	81,737	(10)
International D&O	36,749	44,799	(18)	10,975	19,009	(42)
Other	56,066	60,403	(7)	18,886	20,641	(9)

	321,849	330,614	(3)	103,696	121,387	(15)

Accident & Health
Medical Stop-loss	488,256	473,271	3	164,698	157,429	5
Other	79,483	80,696	(2)	28,554	28,508	nm

	567,739	553,967	2	193,252	185,937	4

U.S. Surety & Credit
Surety	119,325	107,995	10	39,777	37,598	6
Credit	29,102	27,441	6	10,030	8,111	24

	148,427	135,436	10	49,807	45,709	9

International
Energy	39,566	34,968	13	12,777	12,546	2
Property Treaty	32,533	—	nm	16,924	—	nm
Liability	60,478	61,363	(1)	19,929	20,687	(4)
Surety & Credit	53,800	50,429	7	17,916	17,778	1
Other	48,094	42,388	13	16,993	14,410	18

	234,471	189,148	24	84,539	65,421	29

Exited Lines	1,225	26,065	nm	70	7,152	nm

Totals	$1,532,138	$1,524,425	1%	$516,166	$520,059	(1)%

nm — Not meaningful comparison

HCC Insurance Holdings, Inc. and Subsidiaries
Net Investment Income and Unrealized Gain
(Unaudited, in thousands)

	Nine months ended		Three months ended
	September 30,		September 30,
	2010	2009	2010	2009

Sources of net investment income:

Fixed income securities
Taxable	$82,416	$78,894	$27,613	$26,795
Exempt from U.S. income taxes	67,585	61,589	23,308	20,776

Total fixed income securities	150,001	140,483	50,921	47,571
Short-term investments	631	1,791	271	321
Other	3,053	2,194	1,011	1,143

Total investment income	153,685	144,468	52,203	49,035
Investment expense	(3,082)	(2,728)	(1,066)	(924)

Net investment income	$150,603	$141,740	$51,137	$48,111

Unrealized gain on available for sale fixed income securities:

Increase in unrealized gain for period, before tax	$144,953	$193,870	$76,321	$135,831

Unrealized gain at:

September 30, 2010	$301,264

June 30, 2010	$224,943

March 31, 2010	$163,883

December 31, 2009	$156,311

HCC Insurance Holdings, Inc. and Subsidiaries
Net Loss Ratios
(Unaudited, in thousands)

	Nine months ended		Nine months ended		Twelve months ended
	September 30, 2010		September 30, 2009		December 31, 2009
	Net earned	Loss	Net earned	Loss	Net earned	Loss
	premium	ratio	premium	ratio	premium	ratio
U.S. Property & Casualty
Aviation	$87,248	62.7%	$98,514	60.3%	$129,626	56.6%
E&O	74,079	84.9	90,468	63.1	118,834	61.5
Public Risk	34,526	58.8	28,853	64.1	39,986	66.3
Other	62,574	42.8	71,360	41.1	90,993	31.2

	258,427	63.7	289,195	56.8	379,439	53.1

Professional Liability
U.S. D&O	229,034	61.0	225,412	62.8	306,621	62.2
International D&O	36,749	60.5	44,799	49.3	59,082	53.3
Other	56,066	60.9	60,403	64.8	78,831	68.9

	321,849	60.9	330,614	61.3	444,534	62.2

Accident & Health
Medical Stop-loss	488,256	74.0	473,271	73.7	633,572	71.7
Other	79,483	64.4	80,696	71.6	107,967	80.5

	567,739	72.6	553,967	73.4	741,539	72.9

U.S. Surety & Credit
Surety	119,325	22.2	107,995	22.0	147,803	22.8
Credit	29,102	40.3	27,441	58.8	34,824	59.9

	148,427	25.7	135,436	29.4	182,627	29.9

International
Energy	39,566	25.4	34,968	17.9	49,099	25.7
Property Treaty	32,533	47.0	—	—	51	nm
Liability	60,478	55.4	61,363	25.6	82,137	25.7
Surety & Credit	53,800	38.1	50,429	53.0	68,162	50.9
Other	48,094	58.8	42,388	47.8	56,673	46.1

	234,471	45.9	189,148	36.4	256,122	36.9

Exited Lines	1,225	nm	26,065	nm	32,974	nm

Totals	$1,532,138	60.2%	$1,524,425	59.8%	$2,037,235	59.7%

nm — Not meaningful comparison